                                                  Filed pursuant to Rule 424(b)3
                                                   Registration No. 333-82507-01

                     PRICING SUPPLEMENT, DATED JUNE 17, 2002
                TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 19, 2001
                      TO PROSPECTUS DATED NOVEMBER 19, 2001


                           POPULAR NORTH AMERICA, INC.
                           MEDIUM-TERM NOTES, SERIES E
               DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE Unconditionally Guaranteed as to Payment of Principal, Premium, if any,
                                and interest by

                                  POPULAR, INC.

PRINCIPAL AMOUNT.........................................................     $27,000,000.00

ORIGINAL ISSUE DATE......................................................     JUNE 19, 2002

MATURITY DATE............................................................     OCTOBER 26, 2004

GLOBAL NOTE..............................................................     YES

INITIAL INTEREST RATE....................................................     2.79875%

INTEREST RATE BASIS......................................................     3 MONTH LIBOR

INDEX MATURITY...........................................................     N/A

SPREAD...................................................................     +.92%

INTEREST RATE RESET PERIOD...............................................     TWO BUSINESS DAYS BEFORE THE
                                                                              INTEREST PAYMENT DATE.
                                                                                  9/26/02,     12/26/02,
INTEREST PAYMENT DATES...................................................         3/26/03,     6/26//03,
                                                                                  9/26/03,     12/26/03,
                                                                                  3/26/04,      6/25/04,
                                                                                  9/27/04,     10/26/04.

THE PROCEEDS FROM THE ISSUANCE OF THE NOTE TO WHICH THIS PRICING SUPPLEMENT RELATES WILL BE USED FOR THE REPAYMENT OF OUTSTANDING BORROWINGS.

                                   BOOK ENTRY
                         FLOATING RATE MEDIUM TERM NOTES
                            TERMS AND CONDITIONS FORM

                                   --------------------------------------------------------------------------
ISSUER                             POPULAR NORTH AMERICA, INC.
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
SERIES                             E
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
PRINCIPAL AMOUNT                   $27,000,000.00
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
RANK                               --
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
NET PROCEEDS TO THE COMPANY        $27,000,000.00
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
ORIGINAL ISSUE/SETTLEMENT DATE     JUNE 19, 2002

                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
MATURITY DATE                      OCTOBER 26, 2004
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
INTEREST RATE                      2.79875%
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
INTEREST RATE RESET PERIOD         TWO BUSINESS DAYS BEFORE THE INTEREST PAYMENT DATE.
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
INTEREST PAYMENT DATES             9/26/02, 12/26/02, 3/26/03, 6/26/03, 9/26/03, 12/26/03, 3/26/04,
                                   6/25/04, 9/27/04 AND 10/26/04.
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
OID PROVISIONS (IF ANY)            BOOK ENTRY
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
CUSIP NUMBER                       73318EAH6
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
REPAYMENT PROVISIONS (IF ANY)      N/A
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
AGENT'S NAME                       N/A
                                   --------------------------------------------------------------------------

                                   --------------------------------------------------------------------------
DELIVERY INSTRUCTIONS              CITIBANK DTC 0908 FOR CUSTODY ACCOUNT 089517
                                   --------------------------------------------------------------------------



AUTHORIZED BY: /s/ Eric J. Pacheco    AUTHORIZED BY: /s/ Hector Martinez
               --------------------                  --------------------------
               ERIC J. PACHECO                       HECTOR MARTINEZ
               VICE PRESIDENT                        ASSISTANT VICE PRESIDENT

TELEPHONE NUMBER: (787) 753-1400      DATE: JUNE 17, 2002